Exhibit 10.2

                              OPERATING AGREEMENT

                                       OF

                              PARK AVE. ASSOC. LLC

         THIS OPERATING AGREEMENT (this "Agreement") OF PARK AVE. ASSOC. LLC (the "Company"), a Delaware limited liability company with a principal place of business at 714 N. Main St., Manahawkin, NJ 08050, is entered into as of October 31, 2005, by and among the Company and the Members listed on Schedule A hereto.

                              W I T N E S S E T H:

         WHEREAS, the Members are making or committing to make contributions to the Company to enable the Company to acquire and develop real property located in New Jersey and New York, as more fully described on Schedule B hereto (the "Real Property") and for the continuing purpose more fully described in this Agreement; and

         WHEREAS, the Members desire to provide for the orderly management of the Company as provided in this Agreement; and

         WHEREAS, the parties desire to provide for the issuance and transfer of Interests in the Company as provided in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         Definitions. In this Agreement, the following terms shall have the meanings set forth below:

Affiliate means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause of the direction of management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliate" shall also include, without limitation, any member of such individual's Family Group.

Agreement has the meaning ascribed to it in the introductory paragraph hereof.

Board means the Board of Managers of the Company.

Capital Account as of any date means the aggregate Capital Contributions to the Company by a Member, adjusted as of such date pursuant to this Agreement.

Capital Commitment means an unfunded Capital Contribution a Member is obligated to make pursuant to this Agreement as set forth in Schedule A hereto.

Capital Contribution means any contribution by a Member to the capital of the Company in cash.

Capital Investment means the amount of financing provided by the Company in any particular Project.

Certificate means the Company's Certificate of Formation, as amended or restated from time to time.

Code means the Internal Revenue Code of 1986, as amended, or any superseding federal revenue statute.

Company has the meaning ascribed to it in the introductory paragraph hereof.

Disposition has the meaning ascribed to it in introductory paragraph of Article 10.

Distribution means any cash and other property paid to a Member by the Company from the operations of the Company.

Interests means with respect to the Company the percentage interests of the Members set forth on Schedule A attached hereto, adjusted, if at all, pursuant to Section 6.2.2.

Family Group means, with respect to any Person who is an individual, (i) such Person's spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "relatives"), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person's relatives.

LLC Law means the Delaware Limited Liability Company Act.

Majority Vote and Majority Vote of Members have the meanings ascribed to them in Section 3.1.3.

Management Agreement means that certain Management Agreement of even date herewith by and between the Company and the Management Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Management Company means Park Avenue Associates Management, Inc., a Delaware corporation.

Manager has the meaning ascribed to it in Section 4.2.

Member means each Person who or which executes a counterpart of this Agreement as a Member, a Subscription Agreement or Securities Purchase Agreement by which such Person agrees to become a Member and each Person who or which may hereafter become a party to this Agreement.

Net Cash means available cash after payment of all operating expenses of the Company (including, without limitation, building operating expenses, mortgage expenses, and sale/brokerage expenses regarding the sale of condominium units) after providing for such reasonable reserve as the Board shall decide.

Net Losses means the losses of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

Net Profits or Net Income means the income of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

Newco has the meaning ascribed to it in Section 6.3.

Person means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

Preferred Return means, for any particular Project, an amount equal to nine percent (9%) per annum accruing on the Company's Capital Investment in the Project.

Price Per Point has the meaning ascribed to it in Section 6.2.2.

Project means a small business use and or active lifestyle real estate project constructed and developed by the Company and shall include the Real Property. Real Property has the meaning ascribed to such term in the first Whereas clause hereof.

Public Offering means an underwritten public offering of the common stock of Newco registered under the Securities Act.

Securities Act means the Securities Act of 1933, as amended.

Tax Matters Partner has the meaning ascribed to it in Section 9.1.

Unrecovered Capital means the aggregate amount of cash contributed to the capital of the Company by a Member, whether as an initial Capital Contribution or as an additional Capital Contribution, less only the aggregate amount of cash and the fair market value of all property distributed to that Member pursuant to Section 7.1.3.

WQN Member means WQN, Inc., a Delaware corporation.

         1. Organization and Capitalization.

             1.1 Organization. The Company was organized as a limited liability company, upon filing its Certificate with the Delaware Secretary of State on August 19, 2005 pursuant to the provisions of the LLC Law.

             1.2 Conformity with LLC Law. This Agreement is the operating agreement concerning the Company provided for in the LLC Law and the Certificate. This Agreement is to be interpreted to conform with the LLC Law, but where inconsistent with or different than the provisions of the LLC Law, this Agreement shall control except to the extent prohibited or ineffective under the LLC Law. To the extent any provision of this Agreement is prohibited or ineffective under the LLC Law, this Agreement shall be considered amended in order to make this Agreement effective under the LLC Law. In the event that the LLC Law is subsequently amended or interpreted in such a way as to make valid any provision of this Agreement that was formerly invalid, then such provision shall be considered to be valid from the effective date of such interpretation or amendment.

             1.3 Capitalization. The initial Capital Commitments to the Company shall be as set forth in Schedule A. Capital Commitments must be in full as and to the extent provided herein. Any Capital Commitment that is not paid in full pursuant to a signed and enforceable Subscription or Securities Purchase Agreement, shall be subject to the provisions of Section 5.2.

         2. Business.

             2.1 Nature of Business. While the Company may engage in any lawful business permitted by the LLC Law or the laws of any jurisdiction in which the Company may do business and while the Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Article 2, the Company exists for the principal purpose of owning, developing, operating, managing, maintaining, administering, leasing, mortgaging, pledging, selling and/or disposing of the Projects, which it acquires by way of purchase or otherwise, as well as to do all other acts which may be necessary or appropriate in connection with such objectives, and may not conduct any other business without a Majority Vote of the Members. The authority granted to Board to bind the Company (as provided in Article 4) shall be limited to actions necessary, convenient or related to this business.

             2.2 Place of Business. The principal office of the Company shall be located at the address indicated in the first paragraph of this Agreement or such other address as may be designated by the Board. The Delaware Secretary of State is designated as agent for the service of process and the address to which the Secretary of State shall mail a copy of any process shall be the principal office of the Company, the office of counsel to the Company or such other address as may be designated by the Board. The Board may, from time to time, change the address of the principal office or, through appropriate filings with the Delaware Secretary of State, the address for mailing of process.

         3. Members.

             3.1 Meetings and Voting.

                  3.1.1 Annual and Special Meetings. Regular meetings of Members shall be held at least annually and special meetings may be held at any time and from time to time as may be necessary or appropriate. Special meetings shall be held at the request of the Board or any Member or group of Members owning at least a 35% Interest.

                  3.1.2 Notice/Waiver. Meetings of Members shall be held on at least ten (10) days written notice. Any notice shall set forth the time and place of the meeting and shall state the name of the party(ies) authorizing the calling of the meeting. The notice need not state the purpose of the meeting. Notice may be waived, in writing, before, at or after any meeting. Attendance at any meeting without protesting the lack of notice thereof, prior to the end of such meeting, shall be deemed a waiver of notice. Notice may be given by any reasonable means, and mailing by regular mail to the last known address of a Member shall be deemed reasonable.

                  3.1.3 Voting. Each Member entitled to vote on a matter shall be entitled to a vote pro rata to his, her or its Interest in the Company. Each Member shall be entitled to vote on any matter submitted to a vote of Members except as restricted by the LLC Law or restricted by the Certificate or this Agreement in accordance with the LLC Law. A Member shall not be entitled to vote on any matter concerning a transfer of his, her or its Interest or the reconstitution of the Company where his, her or its action has caused the dissolution of the Company. As used in this Agreement, an action requiring a "Majority Vote" or a "Majority Vote of Members" refers to an action that must receive the affirmative vote of Interests representing at least a majority of the Interests held by Members entitled to vote.

                  3.1.4 Written Consent. Any action otherwise requiring a vote of Members may, instead, be approved by written consent without a meeting or at a meeting, but without a vote, if such written consent shall be signed by Members who hold Interests entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted. Any such written consent shall be delivered to the office of the Company by hand or by certified mail, return receipt requested. Prompt notice of the taking of an action by less than unanimous written consent shall be given to those Members who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

                  3.1.5 Proxies. Any Member may participate in any vote of Members or written consent of Members in person or by proxy.

             3.2 Conflicts of Interest. Any Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company. It is expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, each Member shall account to the Company and hold as trustee for it any property, profit or benefit derived by such Member without the consent of the other Members in the conduct of, or winding up of, the Company's business, including information developed exclusively for the Company and opportunities expressly offered to the Company.

             3.3 Indemnification of Members. The Company shall indemnify and hold harmless, and advance expenses to, any Member or former Member, or any testator or intestate of such Member or former Member, as well as any Affiliate, partner, officer, director, shareholder, employee, agent, trustee or representative of such Member or former Member, from and against any and all claims and demands arising out of or relating to the Company and/or such Member's status and service as a Member, provided, however, that no indemnification may be made to or on behalf of any Member if a judgment or other final adjudication adverse to such Member establishes (a) that his, her or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he, she or it personally gained in fact a financial profit or other advantage to which he, she or it was not legally entitled. To the extent required by law, any expenses advanced to a Member pursuant to the prior sentence shall be repaid to the Company in the event a final adjudication establishes that such Member was not entitled to indemnification pursuant to either clause (a) or (b) of the prior sentence. The Company may, as determined by Board, maintain liability insurance for its Members. No change to this section 3.3 may be given retroactive effect to take away any right to indemnification with respect to actions taken prior to such change.

         4. Management.

             4.1 General Provisions Regarding Management. Except as expressly provided otherwise in the Agreement, management of the Company shall be vested in the Board. The Board shall be responsible for making certain that all transactions concerning the Projects are properly conducted, including, that mortgage documents are properly prepared and filed, all required permits are obtained and all filings and related fees are paid in a timely fashion. The Board is hereby authorized to make the "day-to-day" business decisions of the Company, to pay all ongoing business related bills, to enter into contracts in the ordinary course of business in order to accomplish the purpose of the Company, and conduct such ordinary aspects of the Company business without seeking authorization of the Members; provided, however, that, subject to the Board's oversight or approval, the Management Company may provide day-to-day management of the Projects. No Member has the authority or power as a Member to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

             4.2 Appointment, Terms and Actions of Managers. The Board shall consist of five (5) members (each a "Manager") as follows: (i) three (3) Managers shall be appointed and removed solely by the WQN Member, (ii) one (1) Manager shall be appointed and removed solely by Mark Hotton so long as he remains a Member, and (iii) one (1) Manager shall be appointed and removed solely by a Majority Vote of the Members other than the WQN Member. Each Manager shall be a "manager" (as that term is defined in the LLC Law) of the Company, but, notwithstanding the foregoing, no Manager shall have any rights or powers beyond the rights and powers granted to such member in this Agreement. Managers need not be residents of the State of Delaware. Each Manager shall serve until his or her death, resignation or removal. A Manager may resign at any time upon giving written notice of resignation to the Member or Members who appointed such Manager. A Manager may be removed at any time (with or without cause) by the same vote of Members that is required to appoint the Manager. If a Manager ceases to serve as a Manager at any time for any reason, the resulting vacancy shall be filled by the Member or Members entitled to appoint such Manager. Except as otherwise provided in this Agreement, all actions by the Board of Managers on behalf of the Company shall require the approval of a majority of the Managers.

             4.3 Meetings of Managers and Members; Written Consents. Meetings of the Board shall be held at least quarterly, and may be called at any time by any Manager with notice to the Managers at least three (3) business days prior to such meeting (or such shorter notice as may be approved by the Board). Any Manager may participate in a meeting by means of conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear and speak to each other at the same time or in sequence, and participation in a meeting pursuant to this provision shall constitute presence at the meeting. Any action required or permitted to be taken at a meeting may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by the Managers required to approve such action.

             4.4 Officers. The Board of Managers may appoint officers of the Company which may include, but shall not be limited to the following: (a) Chairman of the Board; (b) Chief Executive Officer; (c) President; (d) Vice President; (e) Secretary; and (f) Treasurer or Chief Financial Officer. Except as provided in the Management Agreement, the Board may delegate day-to-day management responsibilities to any such officers, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as authorized by the Board in any job description created by the Board. Each officer shall have the same fiduciary duties that such officer would have if the Company were a Delaware corporation and such officer were a corresponding officer of that corporation. All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board. Each officer shall perform such duties commonly incident to the position of a comparable officer of a Delaware corporation and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

             4.5 Compensation of Managers. Except as otherwise provided by the Management Agreement, Managers, as such, shall not receive any stated salary for their services, but shall receive such reasonable compensation for their services as may be from time to time agreed upon by the Board. In addition, a fixed sum and reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company or any of its subsidiaries in any other capacity and receiving compensation for such service (including as an officer, director or employee of the Management Company).

             4.6 Committees. The Board may, by resolution, designate from among the Managers one or more committees (including, but not limited to, an Audit Committee and a Compensation Committee), each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Managers at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the LLC Law or in the establishment of the committee. Any members thereof may be removed by the Board. Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Board shall not have the authority to authorize or make a distribution to the Members or to authorize the issuance of Interests.

             4.7 Fiduciary Duties. The Managers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Delaware. Notwithstanding anything contained herein to the contrary, no Manager shall have any duty or obligation to bring any "corporate opportunity" to the Company. The officers, if any, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.

             4.8 Performance of Duties; Liability of Directors and Officers. In performing his or her duties, each of the Managers and the officers (if any) shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Profits, Net Income, Net Losses or Net Cash of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (A) one or more officers or employees of the Company; (B) any attorney, independent accountant, or other Person employed or engaged by the Company (including the Management Company); or (C) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person's professional or expert competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the LLC Law. No individual who is a Manager or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or an officer of the Company or any combination of the foregoing.

             4.9 Indemnification. Notwithstanding Section 4.7, the Managers and officers (if any) shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, each Manager and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys' fees and other expenses from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided that (A) such Manager's or officer's course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Manager or officer pursuant to this Agreement and (B) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Manager or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 4.9 are intended to provide indemnification of the Managers and the officers to the fullest extent permitted by the Delaware law regarding a corporation's indemnification of its directors and officers and will be in addition to any rights to which the Directors or officers may otherwise be entitled by contract or as a matter of law (including the LLC Law) and shall extend to his or her heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 4.9. Each Manager's and each officer's right to indemnification pursuant to this Section 4.9 may be conditioned upon the delivery by such Manager or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 4.9 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

             4.10 Banking. The Company shall maintain such bank and other financial accounts as the Board may determine. The Board and such Persons as the Board shall appoint shall be authorized to sign checks on behalf of the Company in such manner as determined by the Board.

         5. Contributions and Capital Accounts.

             5.1 Capital Contributions. Each Member has to make the Capital Commitments to the Company as set forth on Schedule A. No Member shall have the right to the return of his, her, or it's Capital Contribution during the period of time during which the construction of the Projects set forth in Schedule B are still in progress. Upon the closing of the books on the last of the three Projects set forth in Schedule B, any of the Members, at that time, may notify the Company in writing requesting a Distribution of the amount deposited into the member's Capital Account. Notwithstanding any of the foregoing to the contrary, the WQN Member may request a Distribution of all or any portion of the amount deposited in its Capital Account at any time on or after the date hereof, regardless of status of any particular Project. Within thirty (30) days thereof, the Company must issue a check in the amount of the Distribution requested and send it to the requesting Member.

             5.2 Funding of Capital Commitments; No Additional Contributions. The Members are not intended to have personal liability for the obligations of the Company above their actual Capital Contributions and no contributions, other than Capital Commitments (to the extent required) pursuant to the terms hereof shall be required. If the Board determines that additional funding is required for any particular Project, the Company shall provide written notice to the Members of the amount and due date of the contribution. such notice shall be given at least fifteen (15) days before the date on which a Capital Contribution is due, except that such notice may be waived by any Member. The Members shall fund such Capital Contributions in cash pro rata based on their Interests; provided that the amount requested from any shall not exceed the than the remaining unfunded amount of such Member's Capital Commitment. Upon any such funding, the Company shall revise Schedule A hereto to increase the amount of each Member's Capital Contribution and to decrease the amount of its Capital Commitment by the amount so funded. No Member shall be obligated to restore any deficit in his, her or its Capital Account.

                  5.2.1 In the event that any Member fails to make a Capital Contribution required under this Agreement within thirty (30) days after the date such Capital Contribution is due, then the Company may elect:

                         (a) to charge such Member interest at an annual rate
equal to fifteen percent (15%) on the amount due from the date such amount became due until the earlier of (i) the date on which such Capital Contribution is received by the Company from such Member, (ii) the day of any notice given to such Member pursuant to subsection 5.2.4, and (iii) the date on which such Capital Contribution is received by the Partnership under subsection 5.2.5; and/or

                         (b) to declare by notice to such Member that (i) such
Member's Capital Commitment shall be deemed to be reduced to an amount equal to the amount of Capital Contributions timely made by such Member pursuant to this Agreement, and (ii) upon such notice (A) such Member shall have no right to make any Capital Contribution thereafter (including any Capital Contribution pursuant to Section 6.2, the Capital Contribution as to which the default occurred and other Capital Contribution otherwise required to be made thereafter pursuant to the terms of this Agreement, and (B) this Agreement shall be amended to reflect such reduced Capital Commitment.

                  5.2.2 Any Distributions to which such Member is entitled shall be reduced by the amount of any interest charged pursuant to 5.2.1(a), and such interest shall be deemed to be income of the Partnership.

                  5.2.3 In the event that any Member fails to make a Capital Contribution required under this Agreement within thirty (30) days after notice by the Company to such Member that it has failed to make its Capital Contribution on the date such Capital Contribution was due, the Company may elect to: (i) declare, by notice of forfeiture (a "Forfeiture Notice" to such Member that fifty percent (50%) of the Interest of such Member in the Company (including amounts in its Capital Account as well as any interest in future Net Profits, Net Losses or Distributions of the Company) is forfeited, effective as of the date of such Member's failure to make such required Capital Contribution; and/or (ii) declare by notice of default (a "Default Notice") to such Member that such Member is in default.

                         (a) As of the date of any Forfeiture Notice is given
to a Member, (i) such Member shall ceased to be a Member with respect to such forfeited Interest; provided, however, that such Member shall cease to have any liability for the payment of the forfeited percentage of any Capital Contributions due at such time or in the future and (ii) the forfeited percentage of such Member's Capital Account shall be held by the Company and reallocated among the Capital Accounts of the other Members in proportion with their aggregate Capital Contributions.

                         (b) If the Company elects to declare by Default Notice
that such Member is in Default (such Member, an "Optionor"), then the other Members which are not in default (the "Optionees") shall have the right and option to acquire 100% of the Capital Account the ("Optioned Interest") of the Optionor on the following terms:

                              (1) The Company shall give the Optionees notice
promptly after declaration of any such default. Such notice shall advise each Optionee of the portion of the Optioned Interest available to it and the price therefor. The portion available to each Optionee shall be that portion of the Optioned Interest that bears the same ratio to the Optioned Interest as each Optionees Capital Contributions to the Company bears to the aggregate Capital Contributions to the Company, exclusive of the Capital Contributions of the Optionor. The aggregate price for the Optioned Interest shall be the assumption of the unpaid Capital Commitment obligation (both that portion then due and amounts due in the future) of the Optionor (the "Option Price"). The Option Price for each Optionee shall be pro rated according the portion of the Optioned Interest purchased by such Optionee so that the percentage of the unpaid Capital Commitment assumed by each Optionee is the same percentage of the Optioned Interest purchased by such Optionee the option granted hereunder shall be exercisable by each Optionee in whole or in part at any time within thirty (30) days of the date of the notice from the Company by delivery to the Company of (x) a notice of exercise of option, and (y) the Capital Contribution due in accordance with subsection 5.2.3(b)(4). The Company shall forward the above notices of exercise of option received to the Optionor.

                              (2) Should any Optionee not exercise its option
within the period provided in subsection 5.2.3(b)(1), the Company, within fifteen (15) days of the end of such period, shall notify the other Optionees who have previously exercised their options in full, which Optionees shall have the right and option to purchase all or any portion of the Optioned Interest (the "Remaining Portion") within fifteen (15) days of the date of the notice specified in this subsection on the same terms as provided subsection 5.2.3(b)(1). The provisions of this subsection 5.2.3(b)(2) shall be repeated until the earlier to occur of (x) such time as the Remaining Portion is reduced to zero and (y) such time no Optionees elect to purchase any Remaining Portion.

                              (3) The amount of the Remaining Portion not
acquired by the Optionees pursuant to subsection 5.2.3(b)(2) may, if the Board deems it in the best interest of the Company, be sold to any other Persons on terms not more favorable to such Person that the Optionee's option (and the Company may admit any such Person as a Member hereunder). Any consideration received by the Company for such amount of the Optionor's Interest in excess of the Option Price therefor shall be retained by the Company and allocated among the Member's Capital Accounts in proportion to their respective Capital Contributions.

                              (4) Upon the exercise of any option hereunder,
such Optionee shall be deemed to have assumed the portion of the Optionor's unpaid Capital Commitment that constitutes the Option Price for the portion of the Optioned Interest purchased by such Optionee, and such Option shall be obligated (x) to contribute to the Company the portion of the Capital Contribution then due from the Optionor equal to the percentage of the Optioned Interest purchased by such Optionee, and (y) to pay the same percentage of any further Capital Contributions which would have otherwise been due from such Optionor.

                              (5) Upon the purchase of any portion of any
Optioned Interest by an Optionee, the Optionor shall have no further rights or obligations under this Agreement with respect to such portion.

                              (6) Upon the purchaser of any portion of the
Optioned Interest, for purposes of computing a purchaser's (including an Optionee's) aggregate Capital Contributions, such Person shall be deemed to have aggregate Capital Contributions (or the aggregate Capital Contributions of any Optionee shall be increased by an amount) equal to the percentage of the defaulting Member's aggregate Capital Contribution which the purchased portion of the Optioned Interest represents of the defaulting Member's entire Interest, and the aggregate Capital Contributions of such defaulting Member shall be reduced by a corresponding amount.

                         5.2.4 No part of any Distribution shall be paid to any
Member from which there is then due and owing to the Company, at the time of such Distribution, any amount required to be paid to the Company by such Member. At the election of the Board, the Company may either (a) apply all or part of any such withheld Distribution in satisfaction of the amount then due to the Company from such Member, or (b) withhold such Distribution until all amounts due to the company (by application of withheld distributions or otherwise), the Company shall Distribute any unapplied balance of any such withheld Distribution to such Member. No interest shall be payable on the amount of any Distribution withheld by the Company pursuant to this subsection 5.2.4.

                         5.2.5 The Company, with the approval of the Board, may
bring an action in any court of competent jurisdiction to collect any Capital Contributions required under this Agreement with or without notice to the Member failing to make such Capital Contributions and whether or not the Company exercises any of the foregoing remedies.

                         5.2.6 The remedies available to the Company under this
Section 5.2 are non-cumulative and non-exclusive. Except as otherwise provided herein, the Company may elect to exercise any number of remedies set forth herein. The company shall not be precluded from exercising any remedy contained herein by virtue of the Company's election to exercise or not exercise any other remedy herein.

                  5.3 Capital Accounts.

                         5.3.1 Definition. The Company shall establish and
maintain a Capital Account for each Member reflecting the Capital Contributions made by such Member, the Net Profits and Net Losses allocated to such Member and the Distributions made to such Member.

                         5.3.2 Tax Allocations. Except as provided in section
5.4, for tax purposes, any items of income, gain, loss, deduction and credit (as determined in accordance with the provisions of the Code) that are required to be allocated to take into account the variation between fair market value of an asset and its adjusted tax basis (e.g., allocations under Section 704(c) of the Code for contributed or revalued property) shall be allocated among the Members in accordance with the requirements of the Code and the Regulations thereunder.

                         5.3.3 Allocations of Net Profit and Net Loss. Net
Profits and Net Losses shall be allocated to the Members as follows:

                         (a) Allocation and Distribution of Net Profits.

                              (1) Net Profits shall be allocated to the
Members, subject to tax allocations as set forth in paragraph 5.3.2 and the provisions of Section 5.2, and Net Profits from each Project shall be Distributed to the Members on a quarterly basis from the Company's Net Cash from the applicable Project as follows:

                                   (A) First, to the Members on a pro rata
basis based on their Interests, until the aggregate amount of Net Profits Distributed to the Members is equal to the Company's Capital Investment in the Project plus the Preferred Return;

                                   (B) Second, to the Management Company
pursuant to the Management Agreement until the aggregate amount of Net Profits Distributed to the Management Company is equal to the Preferred Return; and

                                   (C) Third, to the Members and the Management
Company such that the Members on a pro rata basis based on their Interests, receive 80% of the Net Profits and the Management Company receives 20% of the Net Profits.

For purposes hereof, Net Profits will be determined on a "job-by-job" basis and shall not be Distributed until after the books have closed on each of the Projects undertaken by the Company. "Closing of the books" shall mean that the Company has finished construction; that all costs and expenses associated therewith have been paid in full; that all loans and/or mortgages associated with the Project have been repaid or been satisfied in some other manner, including loans and/or advances made by Members; and that all sales of the property or units of the property have been substantially sold, meaning that title has passed and the Company has received the full proceeds of sale. It shall be in the sole discretion of the Board to determine whether a Project on which there are units (i.e. condominium units; apartment units; cooperative units or such or divisible shares of a Project) have been "substantially sold".

                              (2) On an annual basis, the Company's accountants
shall determine for Federal and State tax purposes, the annual income/loss to be reported by the Company. Taxes that may be due and owing shall be paid from the Company's bank accounts. Upon the closing of the books for each construction project, the Board, with the assistance of the accountants for the Company, shall allocate the taxes paid by the Company to that particular Project, for the purpose of determining Net Profits and Net Losses on the Project.

                              (3) Upon the dissolution and liquidation of the
Company, the Net Profits shall be Distributed to the Members in accordance with subsection 5.3.3(a)(1).

                              (4) The Company shall notify the Members within
thirty (30) days after the sale, disposition, liquidation or transfer of a Project to a third party. From and after the date of such notice, any Member shall have the right, by written demand to the Company, to require the Company to make an immediate Distribution of any and all remaining Net Profits of such Project to the Members in accordance with subsection 5.3.3(a)(1).

                 (b) Allocation of Net Losses. Net Losses shall be allocated to the Members as follows:

                              (1) First, to the Members with Unrecovered
Capital, in accordance with the amounts of Unrecovered Capital held by such Members, until the sum of the cumulative Net Losses allocated pursuant to this subsection for the current and all previous years is equal to the Members Unrecovered Capital.

                              (2) Second, to the Members, an amount of Net
Losses until the sum of the cumulative Net Losses allocated pursuant to this subsection for the current and all previous years is equal to the cumulative Net Profits allocated to the Members pursuant to subsection 5.3.3(a). Net Losses allocated under this subsection shall be allocated to the Members in proportion to, and to the extent of, the Net Profits allocated to them under subsection 5.3.3(a).

                              (3) Third, to the Members, in accordance with
their respective Interests as shown on Schedule A and adjusted, if at all, pursuant to section 6.2.2.

                         (c) No Deficit Capital Account Balance.
Notwithstanding subsections 5.3.3(b), allocations of Net Losses to a Member shall be made only to the extent that such allocation of Net Losses will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain that would be realized on a foreclosure of the Company's property. Any Net Losses not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this subsection 5.3.3(c).

            5.4 Special Allocations.

                 5.4.1 Terminology. Terms used in this section 5.4 and not defined in this Agreement have the meanings ascribed to them (from time to time) in the Code and the Regulations thereunder (with the substitution of Company for Partnership and Member for Partner). Without limiting the generality of the foregoing, the definitions of the following terms can be presently found as follows:

                 Term                          Location of Definition
                 ----                          ----------------------

             Company Minimum Gain              Regulation ss. 1.704-2(d)
             Member Nonrecourse Debt           Regulation ss. 1.704-2(b)(4)
             Member Nonrecourse Deductions     Regulation ss. 1.704-2(i)(4).

                  5.4.2 Nonrecourse Liabilities. Nonrecourse Liabilities of the Company shall be allocated among the Members in accordance with Regulation ss.1.752-3(a). For such purposes, each Member's interest in Company profits shall be his, her or its respective Interest.

                  5.4.3 Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year or other period shall be specifically allowed to the Member who bears the risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation ss.1.704-2(i).

                  5.4.4 Company Minimum Gain Chargebacks. Notwithstanding any provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any taxable year of the Company, then, except as otherwise provided by Regulation ss.ss.1.704-2(f)(2) through (5), items of Company income and gain for such taxable year (and subsequent years, if necessary), in the order provided in Regulation ss.1.704-2(j)(2)(i), shall be allocated among all Members whose share of Company Minimum Gain decreased during that year in proportion and to the extent of such Member's share of the net decrease in Company Minimum Gain during such year. The allocation described in this subsection 5.4.4 is intended to be a "Minimum Gain Chargeback" within the meaning of Regulation ss.1-704-2, and shall be interpreted consistently therewith.

                  5.4.5 Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any provision of this Agreement (other than subsection 5.4.4) to the contrary, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year of the Company then, except as otherwise provided by Regulation ss.1.704-2(i), items of Company income and gain for such taxable year (and subsequent years, if necessary), in the order provided in Regulation ss.1.704-2(j)(2)(i), shall be allocated among all Members whose share of Member Nonrecourse Debt Minimum Gain decreased during such year in proportion to and to the extent of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The allocation described in this subsection
5.4.5 is intended to be a "Member Nonrecourse Debt Minimum Gain Chargeback" within the meaning of Regulation ss.1-704-2(i), and shall be interpreted consistently therewith.

                  5.4.6 Qualified Income Offset. Notwithstanding any provision of this Agreement (other than subsections 5.4.4. and 5.4.5) to the contrary, if any Member unexpectedly receives any adjustments, allocations or distributions described in Regulation ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of Company income and gain shall be specifically allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Member as quickly as possible. The allocation described in this subsection 5.4.6 is intended to be a "Qualified Income Offset" within the meaning of Regulation ss.1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

                  5.4.7 Elections. All elections permitted to be made for the Company pursuant to the Code and the Regulations thereunder (e.g., an election pursuant to Section 754 of the Code) shall be made in the sole discretion of the Tax Matters Partner. If the Tax Matters Partner decides to make such election, all necessary Members shall join in such election, and each Member shall take all steps reasonably necessary or desirable to give effect to such election.

                  5.4.8 Other Special Allocations. In addition to those special allocations specifically described in this Section 5.4, the Company shall make such other special allocations as may be required from time to time by the Code and the Regulations thereunder.

                  5.5 No Interest. No Member shall be entitled to earn interest on the balance of such Member's Capital Account, but may earn interest on actual loans and advances made to the Company as such.

         6. Percentage Interests.

             6.1 Initial Contributions. The initial Interests of the Members are as shown on Schedule A. The Interests may be adjusted only as provided in section 6.2.2.

             6.2 Adjustments for Additional Contributions.

                  6.2.1 Additional Capital Contributions; Preemptive Rights. Should the Company require capital contributions in excess of the initial Capital Contributions and Capital Commitments or otherwise desire or purpose to sell additional Interests (other than pursuant to an existing Capital Commitment or pursuant to Section 5.2) to any Person (the "Prospective Purchaser"), it shall provide written notice (a "New Insurance Notice") to the Members of the amount of capital to be raised and the Price Per Point requested by the Company or offered to be paid by the Prospective Purchaser (the "Requested Amount"). The then present Members shall have the first option to make such contribution or acquire such Interests pro rata to their then Interests. After the expiration of such initial option, if any Member has elected not to contribute such Member's full pro rata share of the Requested Amount, the Company shall provide written notification of the remaining Requested Amount (the "Remainder Notice") to the fully-contributing Members and such Members shall have the next option to contribute up to the remainder of the Requested Amount, each Member contributing towards such remainder pro rata to the Interests of such contributing Members or in such other percentages as such contributing Members may agree among themselves. If the combined contributions of all Members do not equal the Requested Amount, then the Company may (1) seek (i) new Members (subject to the approval of the Board) and/or (ii) other sources of financing for the remainder of the Requested Amount or (2) sell the remaining Requested Amount to the Prospective Purchaser, as applicable, in either case, only during the sixty-day period following the earlier to occur of (x) the notification by the Members that they will not acquire 100% of Requested Amount (including any waiver by the Members of their rights hereunder) or (y) the expiration of the second of the foregoing option periods and only at a Price Per Point and upon other terms and conditions no more favorable than those set forth in the New Issuance Notice. Any amount of the remaining Requested Amount not sold during such 60-day period or proposed to be sold at a lower Price Per Point or on other terms more favorable than those set forth in the New Issuance Notice shall again be subject to the rights of the Members set forth this Section 6.2.1. The two options of Members described in this subsection 6.2.1 shall each be open for a successive thirty
(30) day period, the first of which will commence with the giving of the New Issuance Notice, and the second of which will commence upon the giving of the Remainder Notice. A Member may only accept an option by tendering a contribution within ten (10) days of written notice to the Company of it election to exercise his, her or its rights hereunder during the applicable option period.

                  6.2.2 Percentage Interest Adjustments.

                         (a) To the extent that any Member contributes a
portion of a Requested Amount in excess of his, her or its pro rata portion of such Requested Amount (determined in relation to the Interests of all Members, his, her or its "Excess Contribution"), such Member's Interest shall be increased (such increase to be offset by a pro rata decrease of the Interest of each Member who contributed less than his, her or its pro rata share of the Requested Amount) in accordance with the following formula:

         Increase in MI = Excess Contribution/Price Per Point where:

         MI refers to the Member's Interest.

         Price Per Point refers to the highest cost per 1% Interest of the following:

         (1) the price per 1% Interest last paid by a Member other than by virtue of an Excess Contribution, including either a price paid to the Company by a new Member or the price paid to a former Member on a Disposition of an Interest; and

         (2) the price per 1% Interest received by the Company in a bona fide offer from a Prospective Purchaser as set forth in the New Insurance Notice; and

         (3) the Price Per Point, if any, determined by the Board and set forth in the New Insurance Notice.

In the event that the contributions of all Members do not equal the Requested Amount and the Company obtains any or all of the Requested Amount from a new Member (including the Prospective Purchaser), all Members acknowledge that their Interests shall be adjusted in accordance with this Section 6.2.2.

                         (b) Interests shall be adjusted to reflect the
Disposition thereof in accordance with the terms hereof.

                         (c) Interests shall be adjusted to reflect the effect
of forfeiture or purchase of Interests pursuant to Section 5.2.

             6.3 Recapitalization; Conversion. Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any Interests by reason of any reorganization, any recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, dividend, split, distribution to Members or combination of Interests or any other change in the Company's capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement. Without limiting the generality of the foregoing, at any time, the Board shall have the power and authority to, and shall, effect (a) the conversion of the Company's business form from a limited liability company to a Delaware corporation, (b) the merger of the Company with or into a new or previously established but dormant Delaware corporation having no assets or liabilities, debts or other obligations of any kind whatsoever other than those associated with its formation and initial capitalization or
(c) the contribution of the assets and liabilities of the Company to a Delaware corporation in exchange for one or more classes of common stock in such corporation, followed by a liquidation of the Company and a distribution of the such corporation's common stock to the Members (such a conversion, merger or liquidation is referred to as a "Conversion" and such Delaware corporation is referred to as "Newco"). In connection with a Conversion, the Interests held by each Member shall be converted into or exchanged for a number of shares of Newco's common stock determined by (i) calculating the fair market value of the Company as determined in good faith by the Board (provided that if the Conversion is being completed in connection with a Public Offering, then, the fair market value will be based upon the actual offering price of Newco's common stock and the number of shares of common stock to be outstanding after the Public Offering) and (ii) by determining the amount each Member would receive with respect to such Interests if (A) all of the Company's assets were sold for such fair market value and (B) the proceeds were distributed in accordance with subsection 5.3.3. The Board shall use reasonable efforts to undertake any Conversion in such manner as would provide for no gain or loss to the Members solely as a result of the Conversion.

         7. Distributions.

             7.1 Priority. The Net Cash of the Company shall be Distributed in a timely manner, and such amounts when Distributed shall be distributed in the following order of priority and subject to the provisions regarding the payment of Net Profits under subsection 5.3.3(b), the provisions of subsection 5.2 and tax distributions under subsection 7.2:

                  7.1.1 To Members who have made interest bearing loans to the Company in respect of accrued interest. To the extent that the total Distribution with respect to such interest is less than the aggregate amount of such interest, such Distribution shall be pro rated in accordance with the interest accrued as to each Member.

                  7.1.2 To Members who have made loans to the Company in repayment of such loans. To the extent that the total Distribution with respect to such loans is less than the aggregate principal of such loans, such Distribution shall be pro rated in accordance with the principal due to each Member.

                  7.1.3 To Members, any Distributions unrelated to the payment of Net Profits including sale proceeds, refinancing proceeds and cash flow on a pro rata basis with respect to each of the other Member's Interests.

             7.2 Tax Distributions. To the extent that Distributions pursuant to subsection 7.1.3 for the current tax year have been insufficient, and provided that the Company has adequate Net Cash available, the Company may, in the discretion of the Managing Member, before April 15, June 15, September 15 and January 15 of each year (or such other dates by which installment tax contributions may be due), make a Distribution in cash in the amount necessary to allow the Members to pay the estimated or actual taxes due on each such date attributable to the income of the Company to be allocated to the Members.

         8. Records of the Company.

             8.1 Maintenance. The Company shall maintain a record book at such place, within or without the State of Delaware, as the Members shall determine which shall contain copies of all minutes of meetings or written consents of the Members, as well as evidence of the proper calling of any meeting of Members or evidence of the waiver of such notice (attendance at a meeting without protesting the lack of notice being deemed a waiver of notice), and a list of all Members and the Interest of each Member.

             8.2 Inspection. Any Member may review and copy any of such records during regular business hours at the place where such records are maintained upon two business day's prior written notice.

             8.3 Reporting. The Company shall have annual financial statements prepared and distributed to each Member as soon as practicable but in any event within 90 days after the end of each fiscal year. The Company shall have such informational income tax returns as are required by the Code or the laws of any state prepared and distributed to each Member in a timely fashion, including a Schedule K-1 within 90 days after the end of each calendar year. If determined by the Board, the financial statements shall be prepared by an accountant or accounting firm selected by the Board and shall be in such form and shall be subject to such review or compilation by such accountant or firm as the Board may determine from time to time in its discretion.

         9. Taxes.

             9.1 Tax Matters Partner. A Member who from time to time is selected by the Board and shall initially be Mark Hotton will act as tax matters partner (the "Tax Matters Partner") of the Company pursuant to Section 6231(a)(7) of the Code. Any Member designated as Tax Matters Partner shall take such action as may be necessary to cause each Member to become a "Notice Partner" within the meaning of Section 6223 of the Code. Any Member who is designated a Tax Matters Partner may not take any action contemplated by Sections 6221 through 6233 of the Code without the consent of the Members.

             9.2 Elections. The Tax Matters Partner may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having Taxing Jurisdiction over the Company. The term "Taxing Jurisdiction" shall mean any state, local or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

        10. Transfer of Membership. No Member may sell, transfer, convey, pledge, hypothecate or otherwise encumber (each a "Disposition") any Interests, except in accordance with this Article 10.

             10.1 Right of First Refusal.

                  10.1.1 In the event a Member other than the WQN Member (the "Selling Member") desires to accept a bona fide third-party offer for the transfer of any or all of such Selling Member's Interest (the ``Target Interests"), the Selling Member shall promptly deliver to the WQN Member written notice of the intended Disposition ("Disposition Notice") and the basic terms and conditions thereof, including the portion of such Selling Member's Interest proposed to be sold or transferred, the consideration to be paid and the identity of the proposed purchaser or transferee.

                  10.1.2 The WQN Member shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to purchase all or any portion of the Target Interests upon the same terms and conditions specified in the Disposition Notice, subject to the following conditions: Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Selling Member prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Interests specified in the Disposition Notice, then the WQN Member shall effect the repurchase of such Target Interests, including payment of the purchase price, not more than five (5) business days after the delivery of the Exercise Notice, except as provided below.

                  10.1.3 Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the WQN Member shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Member and the WQN Member cannot agree on such cash value within ten (10) days after the WQN Member's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Selling Member and the WQN Member or, if they cannot agree on an appraiser within twenty (20) days after the WQN Member's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Member and the WQN Member. The closing shall then be held on the later of (i) the fifth business day following the delivery of the Exercise Notice, or (ii) the fifth business day after such cash valuation shall have been made.

                  10.1.4 Subject to the WQN Member's co-sale rights described in Section 10.2 below, in the event the Exercise Notice with respect to any portion of the Target Interests is not given to the Selling Member within thirty (30) days following the date of the WQN Member's receipt of the Disposition Notice, the Selling Member shall have a period of sixty (60) days thereafter in which to sell the portion of the Target Interests that WQN Member has not elected to purchase upon terms and conditions (including the purchase price) no more favorable to the third-party transferee than those specified in the Disposition Notice. The third-party transferee shall acquire the Target Interests subject to this Article 10. In the event the Selling Member does not consummate the sale or disposition of the Target Interests within the sixty
(60) day period or proposes to sell such Target Interests at lower price or upon terms and conditions more favorable than those set forth in the Disposition Notice, such disposition of the Target Shares by the Selling Member shall be subject to the terms of this Article 10.

            10.2 Co-Sale Rights.

                  10.2.1 If (a) any such proposed Disposition of Target Interests is being made by a Selling Member and (b) the rights of first refusal of the WQN Member have been waived or have lapsed with respect to such proposed Disposition, the WQN Member shall have the right, exercisable upon written notice to the Selling Member within thirty (30) days after receipt of the Selling Member's Disposition Notice, to sell a proportionate share of the WQN Member's Interest in such sale of the Target Interests on the same terms and conditions as those set forth in the Disposition Notice. To the extent the WQN Member exercises such right of participation, the amount of the Target Interests that the Selling Member may sell in the transaction shall be correspondingly reduced. The right of participation of the WQN Member shall be subject to the terms and conditions set forth in this Section 10.2.

                  10.2.2 The Selling Member shall deliver the Interests of the WQN Member along with the Target Interests to be sold to the purchase offeror, and upon the consummation of the sale of thereof, and the Selling Member shall promptly thereafter remit to the WQN Member that portion of the sale proceeds to which the WQN Member is entitled by reason of its participation in such sale.

                  10.2.3. In the event the Selling Member should sell any Interests in contravention of the co-sale rights of the WQN Member under this
Section 10.2 (a "Prohibited Transfer"), the WQN Member shall have the option to sell to the Selling Member a portion of its Interest equal to the amount that the WQN Member would have been entitled to sell had such Prohibited Transfer been effected in accordance with this Section 10.2, at the same purchase price per Interest paid to the Selling Member by the by the third-party purchaser or purchasers of the Selling Member's Interests. Upon the exercise of such option, the Selling Member pay the aggregate purchase price provided in foregoing sentence, by certified check or bank draft made payable to the order of the WQN Member, and shall reimburse the WQN Member for any additional expenses, including reasonable legal fees and expenses, incurred in effecting such purchase and resale.

            10.3 Permitted Transfers. The restrictions on Dispositions provided in this Article 10 shall not apply to (1) any Disposition by a Member to an Affiliate or (2) any Disposition by the WQN Member; provided, in each case, (x) that the Disposition is made in compliance with all applicable federal and state securities laws and (y) the transferee agrees to become a party to and to be bound by the terms of this Agreement pursuant to a written instrument reasonably acceptable to the Company. In addition, the restrictions in this Article 10 shall not apply to any Disposition contemplated by Section 5.2.

         11. Dissolution and Winding Up.

             11.1 Dissolution Events. The Company shall be dissolved and, except as otherwise provided in this Article 11, its affairs shall be wound up upon the first to occur of the following events:

                  11.1.1 Expiration of Term. Upon the expiration of the term set forth in the Certificate, if any, including any extension thereof.

                  11.1.2 Consent. Upon the unanimous consent of the Members given in writing or by vote at a meeting.

                  11.1.3 Death, etc. Upon the bankruptcy, death, dissolution, expulsion, adjudicated incapacity or withdrawal of a Member (except a withdrawal upon the Disposition of all of such Member's Interests in accordance with the terms hereof) or occurrence of any other event that terminates the continued Membership of a Member (any such event being a "Termination Event") unless the remaining Members by Majority Vote consent to the continuation of the business of the Company in accordance with this Article 11.

                  11.1.4 Judicial Dissolution. The entry of a decree of judicial dissolution under the LLC Law.

             11.2 Winding Up. Upon the winding up of the Company, the assets of the Company shall be distributed as follows:

                  11.2.1 Creditors. To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than for Distributions to Members under the LLC Law.

                  11.2.2 Members. To Members and former Members in satisfaction of liabilities for distributions under the LLC Law, unless otherwise provided in the LLC Law or the Certificate.

                  11.2.3 Distributions. Unless otherwise provided in the LLC Law or the Certificate or this Agreement, to Members (1) first, in payment of their aggregate Capital Accounts and (2) second, in respect of their Interests in the Company, in proportion to their Interests.

         To the extent funds are available to pay some, but not all, amounts due within any one of the foregoing distribution categories, the funds available shall be allocated pro rata to the payment of all amounts due for such category.

             11.3 Election to Continue. In accordance with subsection 11.1.3, the remaining Members may only consent to the continuation of the Company by Majority Vote at a meeting held or by Majority Vote indicated in a written consent given within 180 days after the Terminating Event. In the event of such continuation, the Interest of the Member who has suffered a Terminating Event (the "Terminated Member") must be addressed in one of the following manners:

                  11.3.1 Consent to Transfer. By the Company (with the approval of the Board) consenting to the Disposition of the Interests of the Terminated Member which shall be deemed given upon a Disposition to an Affiliate of such Terminated Member.

                  11.3.2 Agreed Value. By the Company and the Terminated Member (or such Member's legal Successor (as defined in section 12.3)) agreeing upon an amount to be paid by the Company for the Membership of the Terminated Member as well as the method of payment of such amount, which shall provide for payment in installments over not less than 10 years, unless a shorter period is unanimously approved by the Members. Alternatively, the Company may Distribute to the Terminated Member or his, her or its Successor, in satisfaction of such Member's Interest, a one time in-kind Distribution equal to such Member's Interest in the assets of the Company, including, without limitation, the Real Property or any other Project, as to which the Terminated Member or his, her or its Successor will receive an interest as tenant-in-common with the Company.

                  11.3.3 Assignment. In the absence of (1) an approved Disposition pursuant to subsection 11.3.1, (2) a Disposition permitted by
Article 10, or (3)(i) an agreement as to value and payment or (ii) an in-kind distribution pursuant to subsection 11.3.2 and to the extent not prohibited by the LLC Law, by treating the Terminated Member's Interest as assigned (in accordance with Section 603(a) of the LLC Law) to such Member's legal Successor.

             11.4 Certificate of Cancellation. Upon the completion of winding up of the Company pursuant to section 11.2, a Certificate of Cancellation shall be filed with the Delaware Secretary of State.

         12. Miscellaneous.

             12.1 Notices. Any notice given pursuant to this Agreement shall be in writing and shall be delivered by hand, or by certified or registered mail, postage prepaid, or by telex or telecopy, or by Federal Express, DHL or other similar courier, addressed to the party to whom intended at the address set forth on Schedule A, or such other address as such party may designate by appropriate notice, and such notice shall be deemed given when personally delivered, mailed, sent or deposited with a courier, as the case may be. Notwithstanding anything in the preceding sentence to the contrary, notices of meetings of Members may be given as provided in subsection 3.1.2. Each party recognizes that it is his, her or its individual responsibility to provide the other parties with current address information, and that he, she or it may be treated as having received and having knowledge of any notice properly given pursuant to this Agreement, whether or not actually received.

             12.2 Entire Agreement. This Agreement represents the entire agreement between the parties regarding the subject matter hereof and, except as set forth in this Agreement, supersedes in all respects any and all prior oral or written agreements or understandings between them pertaining to the subject matter of this Agreement. There are no representations or warranties among the parties with respect to the subject matter of this Agreement, except as set forth in this Agreement. This Agreement cannot be amended, modified or terminated, nor may any of its provisions be waived, except as approved in writing by a Majority Vote of Members; provided, however, that (i) Schedule A hereto may be amended by the Company in accordance with the terms hereof without any approval of the Members; (ii) any amendment, modification or wavier which adversely affects the rights or obligations of a specified Member (e.g. rights granted to the WQN Member or Mark Hotton) shall receive the written approval of such Member; or (iii) any amendment, modification or waiver adversely affects the rights or obligations of a particular Member or group of Members in a manner disproportionate to the Members constituting the Majority Vote shall require the written approval of the adversely affected Member(s).

             12.3 Successors; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, their successors, assigns, heirs, legatees, executors, administrators and legal representatives ("Successors") and any Successor shall be deemed a party to this Agreement upon such Successor's receipt of any interest in this Agreement.

             12.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of Delaware.

             12.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

             12.6 Captions. Headings contained in this Agreement have been asserted for reference purposes only and shall not be considered part of this Agreement in construing this Agreement.

             12.7 Equitable Relief. The parties agree that there will not be an adequate remedy at law for the breach of this Agreement and the covenants contained in this Agreement and agree that this Agreement may be enforced by injunction, specific performance or other equitable relief.

             12.8 Terminology.

                  12.8.1 Gender; Number. Unless the context clearly indicates otherwise, terms used in this Agreement in the masculine, feminine or neuter include the others, terms used in the singular include the plural and terms used in the plural include the singular.

                  12.8.2 Successors Included. Reference in this Agreement to any party includes such party's Successors.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth beside our names to be effective as of the date first set forth above.

MEMBERS:


_________________________________           Dated:  October 31, 2005
Mark Hotton

_________________________________           Dated:  October 31, 2005
Ricky Valente

_________________________________           Dated:  October 31, 2005
Steven Simas

_________________________________           Dated:  October 31, 2005
Scott Bendersky

_________________________________           Dated:  October 31, 2005
Dennis Spina


_________________________________           Dated:  October 31, 2005
Ray Drewers, Member

Cross-Country Capital Partners L.P.

By:_________________________________        Dated:  October 31, 2005
Name: ______________________________
Title: _____________________________


WQN, Inc.

By:_________________________________        Dated:  October 31, 2005
Name: ______________________________
Title: _____________________________